Exhibit 10.4
GMAC LONG-TERM INCENTIVE PLAN LLC
LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN
As Adopted Effective July 16, 2008

GMAC LONG-TERM INCENTIVE PLAN LLC
LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN
Table of Contents

Section 1	Definitions
Section 2	Purpose of Plan
Section 3	Term of Plan; Amendment and Termination of Plan
Section 4	Administration
Section 5	Eligibility and Participation
Section 6	Bps Available under Plan; Valuation of Awards
Section 7	Grants of Awards
Section 8	Vesting and Payment of Award
Section 9	Restrictive Covenants
Section 10	Termination of Employment; Other Payments
Section 11	Claims
Section 12	Taxes
Section 13	Miscellaneous

GMAC LONG-TERM INCENTIVE PLAN LLC
LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN
1.0	DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1	“Award” shall mean a compensatory award that is granted in accordance with Section 7 below and that Vests and is paid in accordance with Section 9 or 11 below.

1.2	“Award Letter” shall mean a written agreement between GMAC LTIP LLC and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

1.3	“Beneficiary” shall mean a beneficiary designated in writing by a Participant to receive a Payment in the event of a Participant’s death prior to a date of Payment. If no Beneficiary is designated by the Participant, then the Participant’s estate shall be deemed to be the Participant’s Beneficiary.

1.4	“Board” shall mean the Board of Managers of the Company.

1.5	“bps” shall mean a hypothetical ownership interest of the Company (based on basis points) where, for example (i) an Award subject to 1.5 bps would equal an Award relating to a 0.015% hypothetical ownership interest of the Company and (ii) an Award subject to 3.25 bps would equal an Award relating to a 0.0325% hypothetical ownership interest of the Company.

1.6	“Cause” shall mean any one of the following:
(a)	felony indictment or misdemeanor conviction; or

(b)	failure to perform any material responsibility of the leadership position; or

(c)	a course of conduct which would tend to hold the Company or any of its affiliates in disrepute or scandal, as determined by the Board in its sole discretion; or

(d)	failure to follow lawful directions of the Board; or

(e)	any material breach of fiduciary duty to the Company; or

(f)	gross negligence; or

(g)	willful misconduct; or

(h)	failure to comply with a material Company policy; or

(i)	any act of fraud, theft, or dishonesty; or

(j)	breach of any restrictive covenants, including the duty of confidentiality with respect to Company information.
1.7	“Change in Control” shall mean both:

(a)	a change in the ownership of the Company in accordance with Treasury Regulation Section 1.409A-3(i)(5)(v); or

(b)	a change in effective control of the Company in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vi); or

(c)	a change in the ownership of a substantial portion of the Company’s assets in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vii);
and either
(i)	any person who is not FIM Holdings LLC, GM Finance Co. Holdings Inc., General Motors Corporation and their affiliates becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of the then issued and outstanding securities or other ownership interests of the Company; or

(ii)	the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to a person other than FIM Holdings LLC, GM Finance Co. Holdings Inc., General Motors Corporation and their affiliates.
1.8	“Change-in-Control Date” shall mean the date a Change in Control occurs.

1.9	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations promulgated thereunder.

1.10	“Committee” shall mean the Board’s Compensation and Leadership Committee.

1.11	“Company” shall mean GMAC LLC.

1.12	“Competitive Activity” shall mean an activity in which the Participant engages directly or indirectly (whether as a principal, agent, partner, member, employee, investor, owner, consultant, board member or otherwise) that is in direct competition with the Company or any of its Subsidiaries or affiliates in any of the States within the United States, or countries within the world, in which the Company or any of its Subsidiaries or affiliates conducts business with respect to a business in which the Company or any of its subsidiaries or affiliates engaged or was preparing to engage during employment and on the date of the termination of employment; provided, however, that an ownership interest of 1% or less in any publicly held company shall not constitute a Competitive Activity; and further provided, however, that the Participant may be employed by or otherwise associated with a business or entity of which a subsidiary, division, segment, unit, etc. is in direct competition with the Company or any Subsidiary or affiliate but as to which such subsidiary, division, segment, unit, etc. the Participant has no direct or indirect responsibilities or involvement so long as the Participant does not breach the covenant of confidentiality contained in Section 11.3 below.

1.13	“Deferral Payment Date” shall mean March 15, 2013, or any other date specified in an Award Letter.

1.14	“Disability” or “Disabled” shall mean a “disability” as defined under Code Section 409A(a)(2)(C).

1.15	“Dividend Equivalent” shall mean a case amount equal to the amount of a dividend with respect to GMAC LLC equity that is paid to GMAC LLC equity holders on or after an IPO.

1.16	“Effective Date” shall mean July 16, 2008, the date approved by the Board.

1.17	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including applicable regulations promulgated thereunder.

1.18	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.19	“Fair Market Value” shall mean the fair market value of the Company as determined in good faith by the Board and in accordance with Section 6 below.

1.20	“GMAC LLC” shall mean GMAC LLC, a Delaware limited liability company.

1.21	“GMAC LTIP LLC” shall mean GMAC Long-Term Incentive Plan LLC, a Delaware limited liability company.

1.22	“IPO” shall mean an underwritten sale to the public of the Company’s equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission on Form S-1 and after which the Company’s equity securities are listed on the New York Stock Exchange or the American Stock Exchange or are quoted on the NASDAQ Stock Market; provided, however, that an IPO shall not include any issuance of the Company’s equity securities in any merger or other business combination, and shall not include any registration of the issuance of such equity securities to exiting security holders or employees of the Company on Form S-4 or Form S-8.

1.23	“Member” shall mean a person or entity that owns and holds a Membership Interest.

1.24	“Membership Interest” shall mean either a “Class A Membership Interest” or a “Class B Membership Interest” as such term is defined under and described in the Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC dated as of November 30, 2006, as amended from time to time.

1.25	“Participant” shall mean any employee of the Company or any Subsidiary to whom an Award has been granted by the Committee under the Plan and who is employed by the Company or any Subsidiary as of the date the Award Vests in accordance with Section 8 or 10 below.

1.26	“Payment” or “Paid” shall mean a cash payment made to a Participant equal to:
(a)	if with respect to an RSU, the product of (x) the Fair Market Value times (y) bps subject to the Payment, plus any Dividend Equivalents, if applicable; or

(b)	if with respect to an SAR, the product of (x) the Fair Market Value less the Strike Price times (y) bps subject to the Payment.
1.27	“Plan” shall mean the GMAC Long-Term Incentive Plan LLC Long-Term Equity Compensation Incentive Plan.

1.28	“RSU” shall mean an Award designated as a full-value compensatory vehicle where compensation attributable to such Award will be measured by the Fair Market Value as of the Payment Date, and which shall be subject to restrictions and limitations imposed by the Committee on the date of grant.

1.29	“SAR” shall mean an Award designated as an appreciation-only compensatory vehicle where compensation attributable to such Award will be measured by the excess, if any, of the Fair Market Value of the Award as of the Payment Date less the Strike Price, and which shall be subject to restrictions and limitations imposed by the Committee on the date of grant.

1.30	“Strike Price” shall mean the strike price of an SAR as determined by the Committee.

1.31	“Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.32	“Treasury Regulation” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.33	“Unforeseeable Emergency” shall mean an “unforeseeable emergency” as defined under Code Section 409A(a)(2)(B)(ii)(I).

1.34	“Unvested Award” shall mean the portion of an Award that has not yet Vested.

1.35	“Valuation” shall mean a fair market valuation of the Company in accordance with Section 6.3 below.

1.36	“Vest” shall mean that the Participant has an unrestricted right, title and interest to receive the compensation attributable to the Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award without a “substantial risk of forfeiture” (as such term is defined and used in Code Section 409A).

1.37	“Vesting Date” shall mean the date on which an Award Vests as specified in the Award Letter.

1.38	“Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0	PURPOSE OF PLAN

2.1	Purpose. The purpose of the Plan is to motivate certain employees of the Company and its Subsidiaries to put forth maximum efforts toward the growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such employees through payments that are aligned to the ownership interests of the Company. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as employees of the Company and its Subsidiaries, and to assist in aligning the interests of such employees with the interests of the Members.

2.2	ERISA. The Plan is intended to be an unfunded “employee benefit plan” (as such term is defined and used under ERISA) which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA, and thus the Plan is intended to be treated as and subject to the “top-hat” plan requirements under ERISA.

2.3	Code Section 409A. The Plan is intended to be a “nonqualified deferred compensation plan” as such term is defined and used under Code Section 409A, and thus the Plan is intended to be fully subject to and fully compliant with Code Section 409A.

3.0	TERM OF PLAN; AMENDMENT AND TERMINATION OF PLAN

3.1	Term. The Plan shall be effective as of the Effective Date and shall terminate on the earlier of (i) the date that all Awards granted under the Plan are Paid or (ii) the 10th anniversary of the Effective Date, unless sooner terminated by the Board in accordance with Section 3.2 below.

3.2	Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 3.2 shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant’s prior written consent.

3.3	Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 3.3 shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant’s prior written consent.

3.4	Amendment or Cancellation of Award Letters. The Committee may amend or modify any Award Letter at any time; provided, however, that if the amendment or modification adversely affects the Participant, such amendment or modification shall be by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein.

3.5	Restrictions to Amendment of Plan. Notwithstanding anything contained in the Plan to the contrary, any amendment to the Plan or to any Award Letter that would result in compensation payable under the Plan to be subject to the penalty tax imposed by Code Section 409A shall be null and void and of no effect as if the Plan had never been amended.

4.0	ADMINISTRATION

4.1	Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2	Award Letter. Each Award granted under the Plan shall be evidenced by an Award Letter, which shall be signed by an authorized agent or officer of GMAC LTIP LLC and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Letter, the provision of the Plan shall control and prevail.

4.3	Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:
(a)	to determine eligibility for participation in the Plan;

(b)	to determine the size of an Award granted under the Plan;

(c)	to set vesting schedules for each Award;

(d)	to set the Strike Prices for SARs under the Plan;

(e)	to grant Awards to, and to enter into Award Letters with, Participants;

(f)	to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(g)	to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(h)	to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(i)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(j)	to maintain the Plan’s full compliance with Code Section 409A;

(k)	to recommend Fair Market Value to the Board for purposes of the Plan;

(l)	to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.
4.4	Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5	Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.6	Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7	Liability. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8	Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.0	ELIGIBILITY AND PARTICIPATION

5.1	Eligibility. All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan and to receive Awards.

5.2	Participation. The Committee in its sole discretion shall designate who shall be a Participant and receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the bps subject to each Award. Notwithstanding the Committee’s authority to determine Participants and Awards, the Chief Executive Officer of the Company shall have the authority to grant RSUs to any Participants who do not receive SARs Awards. The Chief Executive Officer shall present the RSU Participants and Award bps to the Committee from time to time or upon the Committee’s request, so that the Committee may determine whether it has any objection to such compensation for these Participants.

6.0	BPS AVAILABLE UNDER PLAN; VALUATION OF AWARDS

6.1	Available bps for Grant. The aggregate number of bps that may be granted under all Awards during the term of the Plan shall not exceed 1000. The aggregate number of bps that may be granted under all RSU Awards during the term of the Plan shall not exceed 600. The aggregate number of bps that may be granted under all SAR Awards during the term of the Plan shall not exceed 400. Awards that are cancelled or forfeited may be regranted.

6.2	Adjustment to Award. If there is any change to the Membership Interests, through merger, consolidation, reorganization, recapitalization, dividend, split, reverse split, split-up, split-off, spin-off, combination of Membership Interests, exchange of Membership Interests, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to Members, an adjustment shall be made to each Award either granted or available for grant under the Plan so that after such adjustment each Award reflects such change to the Membership Interests. In addition, for the purpose of preventing any dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the bps available for grant or granted under the Plan, as well as the Strike Price of outstanding SARs or any other affected term.

6.3	Fair Market Valuation of the Company. The Board shall determine a Valuation (i) at least once a year and (ii) as of a Change-in-Control Date. The Board may in its sole discretion determine a Valuation at any other time. Valuations shall take into account the valuation rules under Treasury Regulation Section 1.409A-1(b)(5)(iv) if compliance with such valuation rules are necessary for compliance with Code Section 409A.

7.0	GRANTS OF AWARDS

7.1	Grants. The Committee in its sole discretion and at any time may grant Awards to Participants. Each grant of an Award shall be designated by a fixed bps underlying the Award.

7.2	Types of Grants. The Committee in its sole discretion may grant either RSUs, SARs, or a combination of both.

7.3	Award Letter. Each Award shall be evidenced by an Award Letter, stating:
(a)	the bps underlying the Award;

(b)	if the Award is an SAR, then the Strike Price;

(c)	the Vesting schedule for each Award;

(d)	if the Award is an RSU, whether the Award is subject to a Deferral Payment Date; and

(e)	any other term, condition, restriction and/or limitation with respect to the Award.
7.4	Deferral. To the extent permitted by the Committee, a Participant may elect to defer compensation attributable to an RSU Award to the Deferral Payment Date, provided that such deferral fully complies with Code Section 409A.

7.5	Dividend Equivalents. On or after an IPO, Participants who hold RSUs shall be entitled to receive Dividend Equivalents to the same extent and in the same manner as equity holders of the Company’s common stock, if and when such holders receive dividends under such common stock. The Dividend Equivalent shall be subject to the same Vesting schedule and forfeiture rules applicable to the related RSU Award.

8.0	VESTING AND PAYMENT OF AWARDS

8.1	Vesting. Each Award shall Vest in accordance with the Vesting schedule contained in each Award Letter, as determined by the Committee in its sole discretion, unless Vesting is accelerated in accordance with Section 8.2 or 10 below.

8.2	Vesting Due to a Change in Control. During the one-year period immediately following the Change-in-Control Date, a Participant’s unvested Awards shall 100% immediately Vest as of the date of an involuntary termination of the Participant’s employment by the Company without Cause.

8.3	Payment of RSU Awards. RSUs that Vest shall be Paid to the Participant within 75 days after a Vesting Date, based on the most recent Valuation, provided that if all or a portion of the RSUs are subject to a valid deferral in accordance with Section 7.4 above, then such RSUs shall be Paid in accordance with such Deferral Payment Date based on the most recent Valuation prior to the Deferral Payment Date.

8.4	Payment of SAR Awards. SARs that Vest shall be paid to the Participant by March 15 immediately following the December 31, 2012 final Vesting Date, but not later than 75 days after a Vesting Date based on (i) if the Participant’s employment has not been terminated prior to the date of Payment, then the most recent Valuation or (ii) if the Participant’s employment has been terminated (including termination due to death) prior to the date of Payment, then the most recent Valuation preceding the date of the termination of the Participant’s employment (including a termination due to death).

8.5	Payment of Dividend Equivalents. Dividend Equivalents (if any) shall be paid when the related RSU Award is paid to the Participant in accordance with Section 8.3 above.

9.0	RESTRICTIVE COVENANTS

9.1	Non-Competition. While the Participant is employed by the Company or a Subsidiary, and during the 1-year period immediately following the date of any termination of the Participant’s employment with the Company or a Subsidiary, such Participant shall not at any time, directly or indirectly, whether on behalf of himself or herself or any other person or entity, engage in a Competitive Activity.

9.2	Non-Solicitation of Customers/Clients and Employees. While the Participant is employed by the Company or a Subsidiary, and during the 2-year period immediately following the date of any termination of the Participant’s employment with the Company or a Subsidiary, such Participant shall not at any time, directly or indirectly, whether on behalf of himself or herself or any other person or entity (i) solicit any client and/or customer of the Company or any Subsidiary with respect to a Competitive Activity or (ii) solicit or employ any employee of the Company or any Subsidiary, or any person who was an employee of the Company or any subsidiary during the 60-day period immediately prior to the Participating Senior Leader’s termination, for the purpose of causing such employee to terminate his or her employment with the Company or such Subsidiary.

9.3	Confidentiality. While the Participant is employed by the Company or a Subsidiary, and at all times thereafter, a Participant shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or client or other entity to which the Company owes an obligation not to disclose such information, which he or she acquires during his or her employment with the Company, including but not limited to records kept in the ordinary course of business, except:
(a)	as such disclosure or use may be required or appropriate in connection with his or her work as an employee of the Company; or

(b)	when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information; or

(c)	as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 9.3; or

(d)	to the Participant’s spouse, attorney, and/or his or her personal tax and financial advisors as reasonably necessary or appropriate to advance the Participant’s tax, financial and other personal planning (each an “Exempt Person”), provided, however, that any disclosure or use of any trade secret or proprietary or confidential information of the Company by an Exempt Person shall be deemed to be a breach of this Section 9.3 by the Participant.
9.4	Non-Disparagement. While the Participant is employed by the Company or a Subsidiary, and at all times thereafter, a Participant shall not make any statements or express any views that disparage the business reputation or goodwill of the Company and/or any of its Subsidiaries, affiliates, investors, members, officers, or employees.

9.5	Enforcement of Section 9. If a Participant materially violates any provision of this Section 9, he or she shall immediately forfeit any right, title and interest to any Award that has not yet been paid. In addition, such Participant shall be required to repay to GMAC LTIP LLC a cash amount equal to the value of all Payments made during the 24-month period ending on the date the Company initiates an enforcement action under this Section 9 and shall reimburse the Company for its legal fees and costs associated with recovery of these amounts.

9.6	Enforcement of Non-Competition, Non-Solicitation and Confidentiality Covenants. If a Participant violates or threatens to violate any provisions of this Section 9, the Company shall not have an adequate remedy at law. Accordingly, the Company shall be entitled to such equitable and injunctive relief, without the posting of a bond, as may be available to restrain the Participant and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of this Section 9. Nothing in the Plan shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of this Section 9, including the recovery of damages. If the Company is successful in enforcing its rights under this provision, the affected Participant shall reimburse the Company for its legal fees and costs associated with such enforcement action.

10.0	TERMINATION OF EMPLOYMENT; OTHER DISTRIBUTIONS

10.1	Death. If a Participant dies prior to a Payment, then the Participant’s Unvested Awards shall Vest (if at all) as of the date of death of such Participant in accordance with the Award Letter.

10.2	Termination of Employment Due to Disability. If a Participant’s employment is terminated due to Disability prior to a Payment, then the Participant’s Unvested Awards shall Vest (if at all) as of the date of such termination of employment in accordance with the Award Letter.

10.3	Termination for Cause. If a Participant’s employment is terminated by the Company or a Subsidiary for Cause prior to a Payment, then the Participant’s Vested and Unvested Awards shall be immediately forfeited as of the date of such termination of employment.

10.4	Termination without Cause. If a Participant’s employment is terminated by the Company or a Subsidiary without Cause, including a Qualified Termination under the GMAC Senior Leadership Severance Plan effective as of June 1, 2008, prior to a Payment, then:
(a)	the Participant’s Unvested Award shall Vest (if at all) in accordance with the Award Letter; and

(b)	all other of the Participant’s Unvested Awards shall be immediately forfeited as of the date of such termination of employment.

10.5	Termination by Participant. If a Participant’s employment is terminated by the Participant prior to a Payment, then the Participant’s Unvested Awards shall be immediately forfeited as of the date of such termination of employment.

10.6	Disability. The Committee, in its sole discretion, may provide in the Award Letter or take such unilateral action so that Awards will be Paid if a Participant is Disabled (even if the Participant’s employment with the Company or a Subsidiary is not terminated), provided that such Payment fully complies with Code Section 409A.

10.7	Unforeseeable Emergency. The Committee, in its sole discretion, may provide in the Award Letter or take such unilateral action so that all or a portion of the Awards will be Paid if a Participant has an Unforeseeable Emergency, provided that such Payment fully complies with Code Section 409A.

10.8	Section 409A Mandatory 6-Month Delay. Notwithstanding anything contained in the Plan to the contrary, if the Committee determines that the Participant is a “specified employee” as such term is defined and used under Code Section 409A(a)(2)(B)(i) and Treasury Regulation Section 1.409A-3(i)(2), then all Payments based on a termination of employment shall be subject to a mandatory delay and Paid on the first day of the 7th month following the date that would have been the date of Payment if the Participant had not been determined by the Committee to be a “specified employee” and based on the most recent Valuation as of the date that would have been the date of Payment had the Participant had not been determined by the Committee to be a specified employee.

11.0	CLAIMS

11.1	Claims Procedure. If any Participant or Beneficiary, or his or her legal representative, has a claim for benefits under the Plan which is not being paid, such claimant may file a written claim with the Committee setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. Written notice of the disposition of a claim by the Committee shall be furnished to the claimant within 90 days after the claim is filed. In the event of special circumstances, the Committee may extend the period for determination for up to an additional 90 days, in which case it shall so advise the claimant. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited, including an explanation of the Plan’s claim review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.

11.2	Claims Review Procedure. If a claimant whose claim has been denied wishes further consideration of his or her claim, he or she may request the Committee to review his or her claim in a written statement of the claimant’s position filed with the Committee no later than 60 days after receipt of the written notification provided for in Section 11.1 above. The Committee shall fully and fairly review the matter and shall promptly advise the claimant, in writing, of its decision within the next 60 days. Due to special circumstances, the Committee may extend the period for determination for up to an additional 60 days, in which case it shall so advise the claimant.

12.0	TAXES

12.1	Withholding Taxes. The Company and/or GMAC LTIP LLC shall be entitled to withhold from any and all payments made to a Participant under the Plan all federal, state, local and/or other taxes or imposts which the Company determines are required to be so withheld from such payments or by reason of any other payments made to or on behalf of the Participant or for his or her benefit hereunder.

12.2	Golden Parachute Excise Tax Reduction. If a Participant becomes subject to the excise tax imposed by Code Section 4999 (the “Parachute Excise Tax”), then the Company and the Participant agree that the aggregate “parachute payment” (as such term is used under Code Section 280G) shall be reduced to 299.99% of the Participant’s “base amount” (as such term is used under Code Section

280G). If such reduction occurs under this Section 12.2, the Participant may select in his or her own discretion what portion of the parachute payments will be so reduced.

12.3	Code Section 409A. The Plan is subject to Code Section 409A. Notwithstanding anything contained in the Plan to the contrary, the Committee shall have full authority to operate the Plan and to override or amend any provision in the Plan or any Award Letter in order for the Plan to be fully compliant — both in form and in operation — with Code Section 409A.

12.4	No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts payable or provided under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

13.0	MISCELLANEOUS

13.1	Listing of Awards and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of Awards with respect to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.2	No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

13.3	Nontransferability. Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged, or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

13.4	Voting and Distribution Rights. A Participant shall not be entitled to any voting rights, distributions or any other rights or privileges of an equity holder as a result of the grant of an Award.

13.5	No Right to Continued Employment or Service or to Grants. The Participant’s rights, if any, to continue to serve the Company or any Subsidiary as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee at any time. The adoption of the Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

13.6	Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax and/or other laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such

Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 13.4 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

13.7	Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Michigan without reference to principles of conflict of laws, except as superseded by applicable federal law.
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